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                                                                    EXHIBIT 99.1


[NESTLE LOGO]                                      [RALSTON PURINA COMPANY LOGO]


                                  PRESS RELEASE


                 NESTLE AND RALSTON PURINA ANNOUNCE THE CREATION
                   OF A MAJOR INTERNATIONAL PET-CARE BUSINESS


- Nestle's Friskies business combines in a friendly merger with Ralston Purina to form a $6.3 billion worldwide pet-care business

- Nestle pays $33.50 cash per share, a premium of 36 percent over the closing price on Friday, January 12, 2001

- Enterprise value $10.3 billion (net of financial investments of $0.9 billion)

- Nestle expects the transaction to be cash EPS accretive at the end of the first year of operation

- Since the strengths of the two companies are in different areas - Ralston Purina's being in the dry dog sector, Friskies' in the wet cat area - the combined activities are highly complementary in terms of

            1. geography

            2. product categories

            3. sales channels

-     Nestle expects cost savings of US$260 million annually by 2003

-     North American pet-care business will be based in St. Louis and run by Mr.
      W. Patrick McGinnis, currently President and CEO of Ralston Purina. Mr. John Harris, presently President of Nestle's US pet-care division, will be named "Worldwide Integration Executive" for this project.

Mr. Rainer E. Gut, Chairman of Nestle S.A., stated: "This merger is not only in line with the long-term strategic approach of Nestle, but the complementary strengths of Nestle and Ralston Purina will accelerate both the growth and the performance of the Nestle Group."

Mr. William P. Stiritz, Chairman of Ralston Purina, added: "This is a great deal for our shareholders and our Company. Shareholders are receiving a significant premium over the current market price of Ralston Purina's stock, while our business will be joining forces with the world's leading food company. Together, Ralston Purina and Nestle will be able to take this pet-care business to levels that would not have been possible as separate entities."

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                     MAJOR STRATEGIC MOVE IN PET-CARE SECTOR
                      FRISKIES AND RALSTON PURINA TO MERGE

Vevey and St. Louis, January 16, 2001 - Nestle S.A. and Ralston Purina Company today announced that they have entered into a definitive merger agreement. Under the agreement, Nestle will acquire all of the outstanding shares of Ralston Purina (NYSE: RAL) for US$ 33.50 per share in cash. The offer represents a premium of 36 percent over the closing price on Friday, January 12, 2001. The transaction has an enterprise value of US$ 10.3 billion ($ 10.0 billion equity plus $ 1.2 billion of net debt, minus $ 0.9 billion of financial investments).

Both Corporations see this major strategic transaction as the ideal way to benefit from their combined know-how, complementary strengths and international presence in the growing pet-care market. Ever since it acquired the Friskies business with Carnation in 1985, Nestle has considered pet-care as a strategic growth area and it has repeatedly strengthened it through acquisitions (Alpo 1994, Spillers 1998, and Cargill Argentina 2000). Today, before the merger, the Nestle Group's pet-care business amounts to about US$ 3.7 billion in sales.

Ralston Purina, with its global Purina brand, had North American pet-care sales of more than US$ 2.25 billion in 2000, and international sales, mainly in Latin America and Europe, of almost US$ 450 million. EBITDA for the year ending September 30 were US$ 657 million, representing 23.8 percent of sales.

Mr. Rainer E. Gut, Chairman of Nestle S.A., stated: "This merger is not only in line with the long-term strategic approach of Nestle, but the complementary strengths of Nestle and Ralston Purina will accelerate both the growth and the performance of the Nestle Group."

Mr. William P. Stiritz, Chairman of Ralston Purina, added: "This is a great deal for our shareholders and our Company. Shareholders are receiving a significant premium over the current market price of Ralston Purina's stock, while our business will be joining forces with the world's leading food company. Together, Ralston Purina and Nestle will be able to take this pet-care business to levels that would not have been possible as separate entities."

With Ralston Purina, the premier pet-food Company in North America, Friskies will rapidly complement its own strength in wet cat food with the unique expertise and strong presence of Ralston Purina in the dry dog food area. Moreover, Nestle expects that Friskies' good market position in Europe and in other countries will allow it to quickly internationalize Ralston Purina's science-based product lines and thus to significantly expand its business in the premium sector and in specialized sales channels. Nestle expects that combining the two operations is expected to produce significant operating efficiencies from such areas as Research & Development, marketing and administration, as well as in sales, distribution and manufacturing. Savings identified to date by Nestle should reach US$ 260 million annually and Nestle expects that these will be fully achieved by 2003. Nestle expects to minimize the effect on the workforce through a variety of means, including normal attrition, reduced hiring and voluntary separation packages.

Mr. Peter Brabeck-Letmathe, CEO of Nestle said: "We have seized a unique opportunity to merge two organizations that share a similar outlook and similar cultures. Combining Ralston Purina's strength in pet-focused research and development, its strong position in dry dog food,
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and its specialized know-how and access to key sales channels with Friskies'
broad international presence and its leadership in wet cat food, will create a strong competitor in an increasingly innovative, growing and profitable market."

The US Friskies business will be merged with the existing Ralston Purina organization. The new organization will be called Nestle Purina Pet Care and will be based in St. Louis, Missouri. Mr. W. Patrick McGinnis, President and CEO of Ralston Purina, will be named President and CEO of Nestle Purina Pet Care and will run the combined businesses in North America, while in the rest of the world they will be integrated into existing operations wherever possible. Mr. John Harris, presently President of Nestle's US pet-care division, will be named "Worldwide Integration Executive" for this project.

Mr. Patrick McGinnis said: "Our associates will benefit from being part of a premier global company with substantial growth potential throughout the world. Our team here is wholly committed to implementing the merger plans as quickly as possible. Together with Friskies, we are now in a position to build a dynamic global pet-care player, bringing together unique expertise, strengths and international scope."

As a result of this transaction, Nestle's total pet-food sales will amount to US$ 6.3 billion, making it one of the leading global players in this industry. With over 12 percent of its business in this fast growing sector, Nestle expects a positive influence on its top line growth and on its profitability in the years to come.

The transaction is expected to be completed at the latest by the end of calendar 2001. The agreement is subject to regulatory and Ralston Purina shareholders' approval.

Wasserstein Perella acted as financial advisor to Ralston Purina, and Wachtell, Lipton, Rosen & Katz and Bryan Cave LLP as legal counsel. Nestle called on Credit Suisse First Boston and on Greenhill & Co. as financial advisors, and on Cravath, Swaine & Moore as legal counsel.

                               Press Release Ends

Contacts:
Nestle S.A.:                  Francois-Xavier Perroud:           ++41 21 924 25 96
Nestle USA, Inc.:             Laurie MacDonald:                  ++1 818 549 6235
Ralston Purina:               Keith M. Schopp:                   ++1 314 982 2261
                              Michael Grabel:                    ++1 314 982 2161

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Logos for both Companies can be downloaded from their respective websites:

                         www.nestle.com; www.purina.com

Nestle will be holding a conference call for European investors at 1000 CET and, for US investors, at 1500 CET on Tuesday, January 16, 2001. Both these calls will be available as Internet audio broadcasts via www.nestle.com > Investor Relations > Investor Presentations. The slides accompanying the calls will be available at the same address. Alternatively, the calls will be accessible via the Vcall website of Investor Broadcast Network (www.vcall.com). We recommend that first time users visit 15 minutes before the calls begin to register and download any necessary (free) software.

Nestle will be holding an analysts' and investors' conference at 1200 CET on Wednesday, January 17, 2001 at "ZUM RUDEN", Zurich (Switzerland). This will also be available as an Internet broadcast (details above) and all three calls will remain on the Vcall site as an archive for 90 days from approximately one hour after the calls end.
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"SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between Nestle S.A. and Ralston Purina. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain Ralston Purina shareholder or regulatory approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of Nestle S.A. and Ralston Purina; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; and the general economic environment and the economic environment of the pet food industry. Neither Nestle S.A. nor Ralston Purina is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the merger, Ralston Purina will be filing a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS OF RALSTON PURINA ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by Ralston Purina with the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's web site at www.sec.gov. Shareholders of Ralston Purina may also obtain for free the proxy statement and other documents filed by Ralston Purina in connection with the merger by directing a request to Ralston Purina Company in St. Louis, Missouri. Ralston Purina and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ralston Purina stockholders in favor of the merger. These directors and executive officers include the following: William P. Stiritz, Chairman of the Board, and former CEO and President of Ralston Purina Company, William P. McGinnis, CEO and President, Terence E. Block, COO, James R. Elsesser Vice President, CFO and Treasurer, Stanley M Rea, Vice President and General Counsel, Nancy E. Hamilton, Vice President, Secretary and Senior Counsel, Frank W. Krum, Chairman, Pet International, William H. Sackett, CAO, Robert C. Watt, President, Golden Products, Anita M. Wray, Vice President and Controller, David R. Banks, Director, John H. Biggs, Director, Donald Danforth, Director, William H. Danforth, Director, David C. Farrell, Director, M. D. Ingram, Director, Richard A. Liddy, Director, John F. McDonnell, Director, Katherine Ortega, Director, Ronald Thompson, Director. Collectively, as of January 10, 2001, the directors and executive officers of Ralston Purina may be deemed to beneficially own approximately 3.95% of the outstanding shares of Ralston Purina common stock. Shareholders of Ralston Purina may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

Nestle S.A. and certain of the directors and officers of itself and its affiliates may also be deemed to be participants in the solicitation of proxies from Ralston Purina shareholders in favor of the merger. These directors and officers include: Peter Brabeck-Letmathe, CEO of Nestle S.A.; Mario A. Corti, Executive Vice President, CFO; Francois-Xavier Perroud, Vice President, Corporate Communications; Roddy Child-Villiers, Assistant Vice-
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President, Investor Relations. As of the date of this press release, none of
Nestle S.A. nor such individuals beneficially own any shares of Ralston Purina common stock.